UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2005

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC .
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14303	36-3161171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SUPPLEMENTAL DATA
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.
The following information consists of a press release dated October 27, 2005, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three and nine months ended September 30, 2005. The information is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.

American Axle & Manufacturing Reports
Third Quarter 2005 Financial Results of $0.38 per share

Non-GM sales increase 18% to $207.2 million, or 24% of sales

Detroit, Michigan, October 27, 2005 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported sales and earnings for the third quarter of 2005.

Third Quarter 2005 highlights
•	Third quarter sales of $848.1 million
•	Overall 4% year-over-year decline in production volumes
•	Non-GM sales increase 18% to $207.2 million, or 24% of total sales
•	Net earnings of $19.3 million or $0.38 per share

Third quarter earnings were $19.3 million or $0.38 per share. This compares to earnings of $36.4 million or $0.68 per share in the third quarter of 2004. AAM’s earnings in the third quarter of 2005 reflect the impact of a retroactive metal market cost recovery agreement under which AAM was reimbursed for costs incurred in the first half of 2005. This retroactive benefit was partly offset by costs related to other provisions of the metal market recovery agreement and other retroactive purchased material cost adjustments we incurred in the quarter. The net favorable impact of these agreements was $6.2 million in the quarter or $0.08 per share.

“AAM continues to be profitable in a challenging operating environment for the domestic automotive industry and the Tier I supply chain,” said AAM’s Co-Founder, Chairman of the Board & CEO Richard E. Dauch. “Although lower production levels and increased steel and metallic material prices continue to pressure sales and inflate costs, we are encouraged by the progress we have made this year to increase the diversity of our sales mix.“

Net sales in the third quarter of 2005 were $848.1 million as compared to $841.6 million in the third quarter of 2004. Sales to non-GM customers increased 18% to $207.2 million, representing 24% of AAM’s total sales in the quarter.

AAM sales for the quarter reflect approximately a 4% year-over-year decline in customer production volumes for the major North American light truck programs it currently supports. AAM’s content per vehicle in the quarter grew to $1,240 as compared to $1,163 in the third quarter of 2004.

Mix shifts favoring four-wheel drive and all-wheel drive (4WD/AWD) versions of our full-size and mid-size light truck programs continue to favorably impact content-per-vehicle in 2005. For the quarter, AAM’s 4WD/AWD penetration rate was 65.9% as compared to 61.4% in the third quarter of 2004. AAM defines its 4WD/AWD penetration rate as the total number of front axles produced divided by the number of rear axles produced for the vehicle programs on which it sells product.

Gross margin in the third quarter of 2005 was 9.8% as compared to 12.8% in the third quarter of 2004. Operating income was $34.9 million or 4.1% of sales in the third quarter as compared to $60.9 million or 7.2% of sales in the third quarter of 2004.

Net sales in the first three quarters of 2005 were approximately $2.5 billion as compared to $2.7 billion in the first three quarters of 2004. Gross margin was 9.5% in the first three quarters of 2005 as compared to 13.9% in first three quarters of 2004. Operating income for the first three quarters of 2005 was $97.0 million or 3.8% of sales versus $237.0 million or 8.7% of sales for the same period in 2004.

For the nine months ended September 30, 2005, AAM’s earnings were $51.5 million or $1.01 per share. AAM’s earnings for the nine months ended September 30, 2004 were $128.2 million, or $2.37 per share, and reflect a one-time charge of $23.5 million or $0.28 per share related to debt refinancing and redemption activities in the first quarter of 2004.

AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures and dividends paid. Capital spending to support new product programs and other safety, quality and productivity initiatives for the nine months ended September 30, 2005 was $243.6 million as compared to $158.8 million for the nine months ended September 30, 2004. Pursuant to its quarterly cash dividend program, AAM paid $22.7 million in dividends in the first three quarters of 2005. Reflecting the impact of AAM’s capital investment and dividend payout, AAM’s free cash flow for the nine months ended September 30, 2005 was a use of $122.9 million.

AAM’s research and development spending (R&D) for the nine months ended September 30, 2005 increased to $54.7 million as compared to $51.5 million for the same period in 2004. AAM continues to invest heavily in the development and validation of products targeted for growth segments of the global driveline market, especially rear-wheel drive and all-wheel drive driveline systems for passenger cars and crossover vehicles. AAM’s long-term commitment to applied R&D and product line diversification is the primary catalyst for growth in AAM’s new business backlog, which has grown to approximately $1.3 billion in future annual sales.

2005 Outlook

AAM also confirmed its earnings guidance for 2005.

AAM expects its full-year 2005 earnings to be in a range of $1.40 - $1.45 per share. This outlook includes a charge of $8.9 million, or $0.12 per share, related to voluntary lump-sum separation payments accepted by 162 hourly associates in the second quarter of 2005. AAM previously issued full-year 2005 guidance of $1.40 - $1.55 per share during its quarterly conference call on April 29, 2005.

AAM expects to increase its capital spending in 2005 to $300 million, a significant portion of which will support the accelerated launch of the GMT 900 program in the 2007 model year and increased capacity for the Chrysler Group’s heavy duty Dodge Ram program and derivatives. AAM is also incurring capital expenditures in 2005 to expand its international footprint with new manufacturing capacity outside of the U.S. in support of its $1.3 billion new business backlog.

Reflecting the increase in capital expenditures, as well as higher working capital investments in accounts receivable and inventories than were previously anticipated due to significantly higher production requirements in the fourth quarter of 2005 and a stronger mix of non-GM sales, AAM expects its free cash flow for 2005 to approximate a use of $60 million. Based on this earnings and cash flow guidance, AAM expects its net debt to capital ratio to approximate 33% at December 31, 2005.

“Our task for the remainder of 2005 and 2006 is to stay focused on world-class quality, warranty and delivery standards while flawlessly executing the accelerated product launch of GM's new full-size truck products,” said Mr. Dauch. “At the same time, we will continue to diligently pursue our long-term strategic goals of further developing our product offerings, customer diversification, served market, and global manufacturing presence to prepare for future profitable growth.”

A conference call to review AAM’s third quarter 2005 results is scheduled today at 10:00 a.m. EDT. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (706) 643-3736 from outside the United States. A replay will be available from Noon EDT on October 27, 2005 until 5:00 p.m. EST November 3, 2005 by dialing (800) 642-1687 from the United States or (706) 645-9291 from outside the United States. When prompted, callers should enter conference reservation number 9905977.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission (SEC) rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles and passenger cars. In addition to locations in the United States (in Michigan, New York and Ohio), AAM also has offices or facilities in Brazil, China, England, Germany, India, Japan, Mexico, Scotland and South Korea.

Certain statements in this press release are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “will,” “expect,” “anticipate,” “intend,” “project,” and similar words or expressions are intended to identify forward-looking statements. These statements speak only as of the date of this press release. The statements are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: reduced demand of our customers’ products (particularly light trucks and SUVs produced by GM and DaimlerChrysler); reduced purchases of our products by GM, DaimlerChrysler or other customers; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to attract and retain key associates; our ability and our customers’ and their suppliers’ ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations and fuel costs); adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Christopher M. Son
Director, Corporate Relations	Director, Investor Relations
(313) 758-4880	(313) 758-4814
grayc@aam.com	chris.son@aam.com

Or visit the AAM website at http://www.aam.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In millions, except per share data)

Net sales	$848.1	$841.6	$2,534.7	$2,724.0

Cost of goods sold	764.8	733.7	2,293.7	2,346.3

Gross profit	83.3	107.9	241.0	377.7

Selling, general and administrative expenses	48.4	47.0	144.0	140.7

Operating income	34.9	60.9	97.0	237.0

Net interest expense	(7.3)	(5.9)	(20.0)	(20.2)

Other income (expense)
Debt refinancing and redemption costs	-	-	-	(23.5)
Other income (expense), net	1.2	(0.9)	(0.2)	1.0

Income before income taxes	28.8	54.1	76.8	194.3

Income taxes	9.5	17.7	25.3	66.1

Net income	$19.3	$36.4	$51.5	$128.2

Diluted earnings per share	$0.38	$0.68	$1.01	$2.37

Diluted shares outstanding	51.4	53.4	51.1	54.2

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(Unaudited)
	(In millions)
ASSETS

Current assets
Cash and cash equivalents	$6.4	$14.4
Accounts receivable, net	452.9	334.9
Inventories, net	214.0	196.8
Prepaid expenses and other	43.4	39.1
Deferred income taxes	15.3	7.4
Total current assets	732.0	592.6

Property, plant and equipment, net	1,813.0	1,713.0
Deferred income taxes	7.8	6.8
Goodwill	147.8	147.8
Other assets and deferred charges	72.3	78.6
Total assets	$2,772.9	$2,538.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$430.4	$398.6
Other accrued expenses	166.2	181.9
Total current liabilities	596.6	580.5

Long-term debt	560.0	448.0
Deferred income taxes	117.8	114.5
Postretirement benefits and other long-term liabilities	491.8	440.3
Total liabilities	1,766.2	1,583.3

Stockholders' equity	1,006.7	955.5
Total liabilities and stockholders' equity	$2,772.9	$2,538.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In millions)
Operating activities
Net income	$19.3	$36.4	$51.5	$128.2
Depreciation and amortization	46.2	43.4	135.0	125.4
Other	25.5	24.2	(43.1)	(25.5)

Net cash flow provided by operating activities	91.0	104.0	143.4	228.1

Purchases of property, plant & equipment	(82.4)	(63.1)	(243.6)	(158.8)

Net cash flow after purchases of property, plant & equipment	8.6	40.9	(100.2)	69.3

Net cash flow provided by (used in) operations	8.6	40.9	(100.2)	69.3

Net increase in long-term debt	(1.0)	10.6	110.7	381.5
Redemption of 9.75% Notes	-	-	-	(314.6)
Debt issuance costs	-	-	-	(9.7)
Employee stock option exercises	0.9	1.7	4.3	12.0
Dividends paid	(7.7)	(7.7)	(22.7)	(15.5)
Purchase of treasury stock	-	(47.3)	-	(131.0)

Net cash flow provided by (used in) financing activities	(7.8)	(42.7)	92.3	(77.3)

Effect of exchange rate changes on cash	-	(0.3)	(0.1)	0.1

Net increase (decrease) in cash and cash equivalents	0.8	(2.1)	(8.0)	(7.9)

Cash and cash equivalents at beginning of period	5.6	6.6	14.4	12.4

Cash and cash equivalents at end of period	$6.4	$4.5	$6.4	$4.5

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In millions)

Net income	$19.3	$36.4	$51.5	$128.2
Interest expense	7.6	5.9	20.5	20.5
Income taxes	9.5	17.7	25.3	66.1
Depreciation and amortization	46.2	43.4	135.0	125.4

EBITDA	$82.6	$103.4	$232.3	$340.2

Net debt(b) to capital

			September 30,	December 31,
			2005	2004
			(In millions, except percentages)

Total debt			$560.0	$448.0
Less: cash and cash equivalents			6.4	14.4

Net debt at end of period			553.6	433.6

Stockholders' equity			1,006.7	955.5

Total invested capital at end of period			$1,560.3	$1,389.1

Net debt to capital(c)			35.5%	31.2%

(a) We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b) Net debt is equal to total debt less cash and cash equivalents.

(c) Net debt to capital is equal to net debt divided by the sum of stockholders' equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Net Operating Cash Flow and Free Cash Flow(d)

		Three months ended		Nine months ended
		September 30,		September 30,
		2005	2004	2005	2004
		(In millions)

Net cash provided by operating activities		$91.0	$104.0	$143.4	$228.1
Less: purchases of property, plant & equipment		(82.4)	(63.1)	(243.6)	(158.8)

Net operating cash flow		8.6	40.9	(100.2)	69.3

Less: dividends paid		(7.7)	(7.7)	(22.7)	(15.5)

Free cash flow		$0.9	$33.2	$(122.9)	$53.8

After-Tax Return on Invested Capital (ROIC)(e)
					Trailing Twelve
	Quarter ended				Months ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2004	2005	2005	2005	2005
	(In millions, except percentages)

Net income	$31.3	$13.3	$18.9	$19.3	$82.8
After-tax net interest expense (f)	3.8	4.1	4.4	4.9	17.2

After-tax return	$35.1	$17.4	$23.3	$24.2	$100.0

Net debt at end of period					$553.6
Stockholder's equity at end of period					1,006.7

Invested capital at end of period					1,560.3
Invested capital at beginning of period					1,484.5

Average invested capital(g)					$1,522.4

After-Tax ROIC(h)					6.6%

(d) We define net operating cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is defined as net operating cash flow less dividends paid. We believe net operating cash flow and free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Net operating cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate net operating cash flow and free cash flow differently.

(e) We believe that ROIC is a meaningful overall measure of business performance because it reflects the company's earnings performance relative to its investment level. ROIC is also a key metric used in our calculation of incentive compensation. Other companies may calculate ROIC differently.

(f) After-tax net interest expense is equal to multiplying net interest expense by the applicable effective income tax rate for each presented quarter.

(g) Average invested capital is equal to the average of invested capital at the beginning of the year and end of the year.

(h) After-tax ROIC is equal to after-tax return divided by average invested capital.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: October 27, 2005	By:	/s/ Thomas L. Martin
Thomas L. Martin
Vice President - Finance &
Chief Financial Officer
(also in the capacity of
Chief Accounting Officer)